                                                                   Exhibit 3.23b

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            INGRAM ENTERPRISES, L.P.

     The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership (the "Act"), hereby certifies as follows:

     1. The name of the limited partnership is Ingrain Enterprises, LP.

     2. The address of the limited partnership's registered office is 4301 Danhill Drive, Brownwood, Texas 76801. The name of the limited partnership's registered agent for service of process is Jerry Roberts. The address of the registered agent is 4301 Danhill Drive, Brownwood, Texas 76801.

     3. The address of the principal office where records are required to be kept or made available is 4301 Danhill Drive, Brownwood, Texas 76801.

     4. The name, mailing address, and street address of the business of the sole general partner is as follows:

Name                                    Mailing and Street Address
----                                    --------------------------
INGRAM ENTERPRISES MANAGEMENT, INC.     1445 MacArthur, Suite 136,
                                        Carrollton, Texas 75007

     5. This certificate of limited partnership shall be effective on the date of filing with the Secretary of State of the State of Texas.

     6. The limited partnership is being formed pursuant to a plan of conversion under Section 2.15 of the Act.

     7. The name of the converting entity is Ingram Enterprises, Inc., a Texas business corporation. The address of Ingram Enterprises, Inc. is 2020 Fisk, Brownwood, Texas 76801. Its date of incorporation was April 26, 1982, and its jurisdiction of incorporation is Texas.

     The undersigned affirms, under the penalties of perjury, that this certificate is executed on the 28th day of April, 1999, and to the best knowledge and belief of the undersigned, the facts stated in this certificate are true.

                                        INGRAM ENTERPRISES MANAGEMENT, INC.,
                                        a Texas corporation


                                        By: /s/ John C. Miller
                                            ------------------------------------
                                        Name: John C. Miller
                                        Title: Secretary